                                                                    EXHIBIT (11)

                              IN HOME HEALTH, INC.
                        COMPUTATION OF PER SHARE EARNINGS
        FOR THE THREE AND NINE MONTH PERIODS ENDED JUNE 30, 1996 AND 1995
                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                  Three Months Ended           Nine Months Ended
                                                       June 30                       June 30
                                                -----------------------      ---------------------
                                                  1996           1995           1996        1995
                                                --------       --------      ---------     --------
PRIMARY:
Net Income                                       $   112       $    347      $     336     $ 1,190

Preferred stock accretion                            (72)          --             (193)        --
Dividends on preferred stock                        (600)          --           (1,653)        --
                                                --------      ---------      ---------    --------
Earnings (loss) applicable to common stock       $  (560)      $    347       $ (1,510)    $ 1,190
                                                --------      ---------      ---------    --------
                                                --------      ---------      ---------    --------

Shares:
   Weighted average number of shares
     outstanding during the period                16,351         16,120         16,279      16,020
   Shares issuable in connection with stock
     options and warrants less shares
     assumed purchasable from proceeds               114            281            151         240
                                                --------      ---------      ---------    --------
Total shares                                      16,465         16,401         16,430      16,260
                                                --------      ---------      ---------    --------
                                                --------      ---------      ---------    --------

Earnings (Loss) per Common and
 Common Equivalent Share                         $  (.03)      $    .02        $  (.09)    $   .07
                                                --------      ---------      ---------    --------
                                                --------      ---------      ---------    --------

ASSUMING FULL DILUTION (1):
Net Income                                       $   112       $    347        $   336     $ 1,190

Preferred stock accretion                            (72)          --             (193)        --
Dividends on preferred stock                        (600)          --           (1,653)        --
                                                --------      ---------      ---------    --------
Earnings (loss) applicable to common stock       $  (560)      $    347       $ (1,510)    $ 1,190
                                                --------      ---------      ---------    --------
                                                --------      ---------      ---------    --------

Shares:
   Weighted average number of shares
     outstanding during the period                16,351         16,120         16,279      16,020
   Shares issuable in connection with stock
     options and warrants less shares
     assumed purchasable from proceeds               114            302            151         324
                                                --------      ---------      ---------    --------
Total shares                                      16,465         16,422         16,430      16,344
                                                --------      ---------      ---------    --------
                                                --------      ---------      ---------    --------

Earnings (Loss) per Common and
 Equivalent Share                                $  (.03)      $    .02       $   (.09)    $   .07
                                                --------      ---------      ---------    --------
                                                --------      ---------      ---------    --------

(1) Because assumed conversion of redeemable preferred stock would be antidilutive, fully diluted earnings per share is equivalent to primary earnings per share with respect to the preferred stock.


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